CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
    Terax Energy, Inc.
    Dallas, Texas

We hereby consent to the use in this Amendment No. 4 to this Registration Statement (No 333-132308) on Form SB-2 of our report dated August 5, 2005 relating to the financial statements of Terax Energy, Inc. as of June 30, 2005 and for the six-month period then ended and the period from October 17, 2000 (Date of Inception) to June 30, 2005.

We also consent to the references to us under the heading “Experts” in such Document.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 9, 2006